Exhibit 11.1

EXHIBIT 11.1 CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Offering Statement on Form 1-A of our report dated November 11, 2025 (except for Note 7, as to which the date is March 16, 2026), relating to the financial statements of Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.) (from inception on October 21, 2025 through October 31, 2025), appearing in this Offering Statement.

We also consent to the reference to us as experts in accounting and auditing in the Offering Statement.

/s/ Wahl Street Accountancy Corporation
Irvine, California
June 25, 2026